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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this registration statement on Form S-4 for $200 million of 10% Series B Senior Notes due 2007.




                                                   Faesy, Schmitt & Company, PSC
                                                   Frankfort, Kentucky
                                                   January 26, 1998